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                                                                   Exhibit 10.36





                                LICENSE AGREEMENT

                                     between

                                 AUTOIMMUNE INC.

                                       and

                                  COLLORAL LLC

                           dated as of August 19, 2002

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
ARTICLE 1. DEFINITIONS ..............................................................  1
ARTICLE 2. LICENSE GRANT ............................................................  2
 2.1    Grant of License Rights by AutoImmune to Licensee ...........................  2
 2.2    Sublicenses .................................................................  2
 2.3    Reserved Rights of the U.S. Government and Brigham & Women's Hospital .......  2
 2.4    Marketing and Distribution Rights and Obligations ...........................  3
 2.5    No Other Technology Rights ..................................................  3
ARTICLE 3. INTELLECTUAL PROPERTY ....................................................  3
 3.1    Filing, Prosecution and Maintenance of Patent Rights.........................  3
    3.1.1  Prosecution and Maintenance ..............................................  3
    3.1.2  Abandonment; Failure to Pay ..............................................  3
    3.1.3  Cooperation ..............................................................  3
 3.2    Infringement by Others ......................................................  3
    3.2.1  Prosecution by AutoImmune ................................................  3
    3.2.2  Prosecution by Licensee ..................................................  4
 3.3    Declaratory Actions .........................................................  4
 3.4    Infringement Action Against Licensee ........................................  4
 3.5    Cooperation .................................................................  5
 3.6    Improvements ................................................................  5
ARTICLE 4. CONFIDENTIALITY ..........................................................  5
 4.1    Nondisclosure Obligations ...................................................  5
    4.1.1  General ..................................................................  5
    4.1.2  Limitations ..............................................................  5
 4.2    Terms of this Agreement .....................................................  6
 4.3    Publications ................................................................  6
    4.3.1  Procedure ................................................................  6
    4.3.2  Delay ....................................................................  6
    4.3.3  Resolution ...............................................................  7
 4.4    Prohibition .................................................................  7
 4.5    Injunctive Relief ...........................................................  7
ARTICLE 5. REPRESENTATIONS AND WARRANTIES ...........................................  7
 5.1    Mutual Representations ......................................................  7
    5.1.1  Organization .............................................................  7
    5.1.2  Authorization ............................................................  7
    5.1.3  Binding Agreement ........................................................  7
    5.1.4  No Inconsistent Obligation ...............................................  7
 5.2    Limitations .................................................................  7
    5.2.1  Disclaimer of Warranty ...................................................  7
    5.2.2  Disclaimer of Certain Damages ............................................  8
    5.2.3  Further Limitations ......................................................  8
ARTICLE 6. INDEMNITY ................................................................  8
 6.1    Licensee Indemnity Obligations ..............................................  8
 6.2    AutoImmune Indemnity Obligations ............................................  9
 6.3    Procedure ...................................................................  9
 6.4    Insurance ...................................................................  9
ARTICLE 7. EXPIRATION AND TERMINATION ............................................... 10

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
 7.1    Termination .................................................  10
    7.1.1  Termination by Either Party ..............................  10
    7.1.2  Termination by AutoImmune ................................  10
 7.2    Survival ....................................................  10
 7.3    Non-Limitation of Rights ....................................  10
ARTICLE 8. MISCELLANEOUS ............................................  10
 8.1    Force Majeure ...............................................  10
 8.2    Assignment ..................................................  10
 8.3    Severability ................................................  10
 8.4    Notices .....................................................  11
 8.5    Applicable Law ..............................................  11
 8.6    Public Announcements ........................................  11
 8.7    Entire Agreement ............................................  12
 8.8    Headings ....................................................  12
 8.9    Independent Contractors .....................................  12
 8.10   Exports .....................................................  12
 8.11   Waiver ......................................................  12
 8.12   Counterparts ................................................  12
 8.13   Interpretation ..............................................  12
 8.14   Identification of Patent Rights; Patent Marking .............  13

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                                LICENSE AGREEMENT

         THIS LICENSE AGREEMENT dated as of August 19, 2002 (the "Agreement") is made between AUTOIMMUNE INC., a Delaware corporation ("AutoImmune"), and COLLORAL LLC, a Delaware limited liability company ("Licensee").

                                    RECITALS

         1. AutoImmune is a biopharmaceutical company pursuing the development of therapies for the treatment of inflammatory diseases. AutoImmune's therapeutic approach is based on oral tolerance induction, a method of controlling a variety of immune-related disorders through the use of the body's natural immunosuppressive mechanisms.

         2 During the course of its work in the area of inflammatory disease research, AutoImmune has developed certain proprietary technology related to methods and formulations for treating diseases.

         3. AutoImmune is interested in licensing this technology for use in the Field (as hereinafter defined) to a third party which can maximize its potential by making, having made and selling products embodying such technology on a worldwide basis.

         4. Licensee is interested in obtaining an exclusive, worldwide license to AutoImmune's technology in the Field.

         5. AutoImmune is willing to grant such a license upon the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the premises and of the covenants herein contained, the parties hereto mutually agree as follows:

                             ARTICLE 1. DEFINITIONS

         1.1 "Affiliate" shall mean any corporation or other entity which directly or indirectly controls, is controlled by or is under common control with a party to this Agreement. A corporation or other entity shall be regarded as in control of another corporation or entity if it owns or directly or indirectly controls more than fifty (50%) of the voting stock or other ownership interest of the other corporation or entity, or if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the corporation or other entity or the power to elect or appoint fifty percent (50%) or more of the members of the governing body of the corporation or other entity.

         1.2 "Effective Date" shall mean the date first written above.

         1.3 "Field" shall mean the use of Licensed Products as a non-prescription product for the treatment of arthritic conditions.

         1.4 "Improvements" shall mean all inventions, whether or not patentable, information, know-how and data of any kind owned or controlled by, or licensed (with the right

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to sublicense) to, Licensee, at any time during the term of this Agreement for use in connection with the development, manufacture or use of Licensed Products.

         1.5 "Licensed Products" shall mean any product, or any method of making or using such a product, which, but for the license granted herein, would be within a Valid Claim of a pending patent application included in the Patent Rights or which would infringe a Valid Claim of a pending patents application or an issued patent included in the Patent Rights.

         1.6 "Patent Rights" shall mean the United States and foreign patent applications and/or issued patents set forth in Exhibit A hereto; any division, continuation or continuation-in-part of any such applications; any foreign patent applications corresponding to any such patent applications; and any U.S. or foreign patents or the equivalent thereof issuing thereon or any reissue or extension thereof.

         1.7 "Technical Information" shall mean information, data and knowledge currently in AutoImmune's possession and as to which AutoImmune has the right to grant licenses in the Field relating to manufacturing procedures for Licensed Products in the Field.

         1.8 "Third Party" shall mean any entity other than AutoImmune or Licensee.

         1.9 "Valid Claim" shall mean either (a) a claim of an issued and unexpired patent which has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been declared to be invalid or unenforceable through reissue or disclaimer or otherwise or (b) a claim of a pending patent application which claim was filed in good faith and has not been abandoned or finally rejected without the possibility of appeal or refiling of said application.

                            ARTICLE 2. LICENSE GRANT

         2.1 Grant of License Rights by AutoImmune to Licensee. Subject to the provisions of Section 2.3, AutoImmune hereby grants to Licensee the exclusive worldwide royalty-free right and license under the Patent Rights and a non-exclusive worldwide royalty-free right and license under the Technical Information to use, manufacture, have manufactured, import, offer for sale and sell the Licensed Products for use in the Field.

         2.2 Sublicenses. Licensee shall have the right to grant sublicenses under the Patent Rights with the prior written consent of AutoImmune. A copy of each sublicense granted by Licensee under this Agreement shall be furnished to AutoImmune promptly after execution thereof. Any such sublicense shall conform to the terms hereof, and Licensee shall be responsible for the performance by its sublicensees of all obligations imposed under the terms of this Agreement.

         2.3 Reserved Rights of the U.S. Government and Brigham & Women's Hospital. Licensee acknowledges that the license granted herein is subject to any rights of the United States Government under 35 U.S.C.ss.ss.200-212 and a license retained by the Brigham &

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Women's Hospital to use technology developed at the institution for its own internal research purposes.

         2.4 Marketing and Distribution Rights and Obligations. Licensee shall have the exclusive worldwide right under the Patent Rights to market and distribute the Licensed Products. Licensee agrees, at its own expense, to use diligent efforts to market the Licensed Products to obtain maximum sales of the Licensed Products.

         2.5 No Other Technology Rights. Except as otherwise expressly provided in this Agreement, under no circumstances shall a party hereto, as a result of this Agreement, obtain any ownership interest in or other right to any technology, know-how, patents, pending patent applications, products or biological materials of the other party, including items owned, controlled or developed by the other party, or transferred by the other party to said party, at any time pursuant to this Agreement.

                        ARTICLE 3. INTELLECTUAL PROPERTY

         3.1   Filing, Prosecution and Maintenance of Patent Rights.

               3.1.1 Prosecution and Maintenance. AutoImmune shall be responsible at its expense for the filing, prosecution and maintenance of the Patent Rights in its own name, keeping Licensee informed.

               3.1.2 Abandonment; Failure to Pay. AutoImmune agrees that it will not abandon the prosecution of any patent applications included within the Patent Rights nor shall it fail to make any payment or fail to take any other action necessary to maintain a patent under the Patent Rights unless it has notified Licensee in sufficient time for Licensee to assume such prosecution or make such payment. If AutoImmune elects not to continue to seek or maintain patent protection on any patent or patent application included in the Patent Rights, subject to any rights of Third Parties granted prior to the Effective Date, Licensee shall have the right, at its option and expense, but in the name of AutoImmune, to prepare, file, prosecute (including oppositions) and maintain such patent applications and patents; provided, however, that the rights of the parties with respect to any such Patent Rights in all other respects shall be as described in this Agreement.

               3.1.3 Cooperation. Each party shall make available to the other party (or to the other party's authorized attorneys, agents or representatives), its employees, agents or consultants to the extent reasonably necessary or appropriate to enable the appropriate party to file, prosecute and maintain patent applications and resulting patents as set forth in this Section 3.1 for periods of time reasonably sufficient for such party to obtain the assistance it needs from such personnel. Where appropriate, each party shall sign or cause to have signed all documents relating to said patent applications or patents at no charge to the other party.

         3.2   Infringement by Others.

               3.2.1 Prosecution by AutoImmune. AutoImmune and Licensee shall each promptly notify the other in writing of any alleged or threatened infringement of patents

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         or patent applications included in the Patent Rights licensed hereunder to Licensee of which they become aware, and the parties shall consult with one another concerning the action to be taken. AutoImmune shall have the right, but not the obligation, to prosecute at its own expense any such infringement. After repayment to AutoImmune of all of its costs and expenses, any recovery or damages derived from such action shall be shared equally by AutoImmune and Licensee.

               3.2.2 Prosecution by Licensee. If, within sixty (60) days after AutoImmune first becomes aware of any infringement of the Patent Rights, AutoImmune declines to prosecute such infringement or fails to cause such infringement to terminate or to bring or diligently prosecute a suit or action to compel termination, Licensee shall have the right, but not the obligation, subject to any rights of Third Parties granted prior to the Effective Date, to bring such suit or action to compel termination at the sole expense of Licensee. In such event, Licensee shall have the right, if AutoImmune is a legally indispensable party, to bring such suit or action in the name of AutoImmune. AutoImmune shall have the right to join any such suit or action brought by Licensee at AutoImmune's expense. Any recovery or damages derived from such action shall first be used to reimburse the parties for all legal expenses relating to the suit and thereafter shall belong entirely to the Licensee if the infringement involves a nutraceutical product, otherwise entirely to AutoImmune No settlement, consent, judgment or other voluntary final disposition of the suit may be entered into without the consent of AutoImmune, which consent shall not unreasonably be withheld.

         3.3 Declaratory Actions. In the event that a declaratory judgment action alleging invalidity or non-infringement of any of the Patent Rights shall be brought against Licensee, Licensee shall promptly notify AutoImmune in writing, and the parties shall consult concerning the action to be taken. AutoImmune, at its sole option, shall have the right, within thirty (30) days after commencement of such action, to intervene, take over and duly prosecute the sole defense of the action at its own expense. Licensee shall have no obligation to defend any such action, but Licensee shall have the right, at its own expense, subject to any rights of Third Parties granted prior to the Effective Date, to join in the defense of any such suit or action or to defend any such action if AutoImmune has decided not to do so within thirty (30) days after commencement of such action.

         3.4 Infringement Action Against Licensee. In the event that a suit or action is brought against Licensee alleging infringement of any third-party patent right as a result of the exercise of Licensee's rights under Section 2.1, Licensee shall have the exclusive right to defend such suit or action at its sole expense. AutoImmune will confer with and assist Licensee, at AutoImmune's expense, in the conduct or settlement of such defense. AutoImmune shall have the right to be represented in such suit or action by advisory counsel at its expense. Licensee shall not have the right to settle any such suit or action without the prior written consent of AutoImmune if as a result of such settlement AutoImmune would be obligated to make any payment, assume any obligation, part with any property or interest therein, be subject to any injunction or order, grant any license or other right under the Patent Rights, or acknowledge the invalidity of any of the Patent Rights. Any recovery or damages obtained by Licensee in relation to any counterclaim or the like filed by Licensee in such suit shall be applied first in satisfaction

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of any expenses and legal fees of Licensee relating to the suit. Any recovery or damages still remaining shall belong entirely to the Licensee.

         3.5 Cooperation. In any infringement suit either party may institute to enforce or defend the Patent Rights or in which either party defends claims of infringement of third-party patents pursuant to this Agreement or in any declaratory judgment action defended by a party, the other party shall, at the request of the party initiating or defending such suit, cooperate at its expense in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples and the like.

         3.6 Improvements. Licensee hereby grants to AutoImmune a non-exclusive, worldwide, royalty-free license, including the right to sublicense, to all Improvements for any purpose. In the event this Agreement is terminated, AutoImmune shall retain such license.

                           ARTICLE 4. CONFIDENTIALITY

         4.1 Nondisclosure Obligations.

             4.1.1 General. Except as otherwise provided in this Article 4, during the term of this Agreement and for a period of five (5) years thereafter, both parties shall maintain in confidence and use only for purposes specifically authorized under this Agreement (i) information and data received from the other party resulting from or related to the development of the Licensed Products and (ii) all information and data not described in clause (i) but supplied by the other party under this Agreement. For purposes of this Article 4, information and data described in clause (i) or (ii) shall be referred to as "Information".

             4.1.2 Limitations. To the extent it is reasonably necessary or appropriate to fulfill its obligations or exercise its rights under this Agreement, a party may disclose to its Affiliates, actual or potential, sublicensees, consultants, outside contractors, and clinical investigators, Information it is otherwise obligated under this Section
         4.1 not to disclose on a need-to-know basis on condition that such entities or persons agree in writing to keep the Information confidential for the same time periods and to the same extent as such party is required to keep the Information confidential; and a party or its sublicensees may disclose such Information to government or other regulatory authorities to the extent that such disclosure is reasonably necessary to obtain patents or authorizations to conduct clinical trials of, and to commercially market, the Licensed Products. The obligation not to disclose Information shall not apply to any part of such Information that: (i) is or becomes part of the public domain other than by unauthorized acts of the party obligated not to disclose such Information or its Affiliates or sublicensees; (ii) can be shown by written documents to have been disclosed to the receiving party or its Affiliates or sublicensees by a Third Party, provided such Information was not obtained by such Third Party directly or indirectly from the other party pursuant to a confidentiality agreement; (iii) prior to disclosure under this Agreement, was already in the possession of the receiving party or its Affiliates or sublicensees, provided such Information was not obtained directly or indirectly from the other party pursuant to a confidentiality agreement; (iv) can be shown by written

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         documents to have been independently developed by the receiving party or its Affiliates without breach of any of the provisions of this Agreement; or (v) is disclosed by the receiving party pursuant to interrogatories, requests for information or documents, subpoena, civil investigative demand issued by a court or governmental agency or as otherwise required by law, provided that the receiving party notifies the other party immediately upon receipt thereof and provided further that the receiving party furnishes only that portion of the Information which it is advised by counsel is legally required and as to which confidential treatment is requested.

         4.2 Terms of this Agreement. Except as provided in Section 8.6 hereof, AutoImmune and Licensee each agree not to disclose any terms or conditions of this Agreement to any Third Party without the prior consent of the other party, except as required by applicable law or pursuant to a confidentiality agreement no less restrictive than this Article 4. If either party determines that it is required to file with the Securities and Exchange Commission or other governmental agency this Agreement for any reason, such party shall request confidential treatment of such portions of this Agreement as it and the other party shall together determine. Notwithstanding the foregoing, prior to execution of this Agreement, AutoImmune and Licensee shall agree upon the substance of information that can be used as a routine reference in the usual course of business to describe the terms of this transaction, and AutoImmune and Licensee may disclose such information, as modified by mutual agreement from time to time, without the other party's consent.

         4.3 Publications.

             4.3.1 Procedure. Each party recognizes the mutual interest in obtaining patent protection for inventions which arise under this Agreement. In the event that either party, its employees or consultants or any other Third Party under contract to such party wishes to make a publication (including any oral disclosure made without obligation of confidentiality) relating to this Agreement (the "Publishing Party"), such party shall transmit to the other party (the "Reviewing Party") a copy of the proposed written publication at least thirty (30) days prior to submission for publication, or an abstract of such oral disclosure at least thirty (30) days prior to submission of the abstract or the oral disclosure, whichever is earlier. The Reviewing Party shall have the right (a) to propose modifications to the publication for patent reasons, (b) to request a delay in publication or presentation in order to protect patentable information, or (c) to request that the information be maintained as a trade secret and, in such case, the Publishing Party shall not make such publication. If no request for delay is made by the Reviewing Party pursuant to (b) hereinabove, then the proposed publication may be submitted for publication.

             4.3.2 Delay. If the Reviewing Party requests a delay as described in Section 4.3.1(b), the Publishing Party shall delay submission or presentation of the publication for a period of ninety (90) days to enable patent applications protecting each party's rights in such information to be filed.

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             4.3.3 Resolution. Upon either compliance with the provisions of
         Section 4.3.1 or the receipt of written approval of the Reviewing Party, the Publishing Party may proceed with the written publication or the oral presentation.

         4.4 Prohibition. The use by Licensee, its Affiliates and sublicensees of the names "Brigham & Women's Hospital" and "Harvard Medical School" or any other academic or governmental installation wherein any of the Patent Rights or Technical Information has originated in connection with the licensure, marketing or sale of Licensed Products is expressly prohibited.

         4.5 Injunctive Relief. The parties hereto understand and agree that remedies at law may be inadequate to protect against any breach of any provisions of this Article 4 by either party or their employees, agent, officers or directors or any other person acting in concert with it or on its behalf. Accordingly, each party shall be entitled to the granting of injunctive relief by a court of competent jurisdiction against any action that constitutes any such breach of this Article 4, without any requirement to post a bond.

                    ARTICLE 5. REPRESENTATIONS AND WARRANTIES

         5.1 Mutual Representations. AutoImmune and Licensee each represent and warrant to the other as follows:

             5.1.1 Organization. It is a corporation (in the case of AutoImmune) or a limited liability company (in the case of Licensee) duly organized, validly existing and is in good standing under the laws of Delaware and has all requisite power and authority, corporate or otherwise, to execute, deliver and perform this Agreement.

             5.1.2 Authorization. The execution, delivery and performance by it of this Agreement has been duly authorized by all necessary action and does not violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it or any provision of its charter documents or any agreement or other instrument or obligation to which it is bound or its assets are subject.

             5.1.3 Binding Agreement. This Agreement is a legal, valid and binding obligation of it enforceable against it in accordance with its terms and conditions.

             5.1.4 No Inconsistent Obligation. Except as provided in Section 2.3, it is not under any obligation to any person, or entity, contractual or otherwise, that is conflicting or inconsistent in any respect with the terms of this Agreement or that would impede the diligent and complete fulfillment of its obligations.

         5.2 Limitations.

             5.2.1 Disclaimer of Warranty. Except as provided in Section 5.1, the rights granted by AutoImmune herein are provided WITHOUT REPRESENTATION OR WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY OR REPRESENTATION, EXPRESS OR

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         IMPLIED. AUTOIMMUNE MAKES NO REPRESENTATION OR WARRANTY THAT EXERCISE
         OF THE RIGHTS GRANTED IN THIS AGREEMENT WILL NOT INFRINGE A PATENT OR OTHER PROPRIETARY RIGHT OF ANY THIRD-PARTY. AUTOIMMUNE ASSUMES NO RESPONSIBILITY WHATSOEVER WITH RESPECT TO THE PATENT RIGHTS OR TECHNICAL INFORMATION, OR THE USE THEREOF, OR THE MERCHANTABILITY, FITNESS OR QUALITY OF THE INFORMATION CONTAINED IN THE PATENT RIGHTS OR THE TECHNICAL INFORMATION, OR THE PRACTICE OF THE INVENTIONS CONTAINED THEREIN OR THE USE THEREOF, OR THE MANUFACTURE, POSSESSION, USE, MARKETING, SALE OR OTHER DISPOSITION, BY LICENSEE OR ANYONE ELSE, OF LICENSED PRODUCT(S). Without limitation of the generality of this Section, nothing contained herein or in the Patents Rights of Technical Information shall be construed as extending any representation or warranty with respect to any of the foregoing or the results to be obtained thereby.

             5.2.2 Disclaimer of Certain Damages. IN NO EVENT WILL AUTOIMMUNE BE LIABLE TO LICENSEE OR ANY OTHER PARTY, REGARDLESS OF THE CAUSE OR THEORY OF ACTION (WHETHER CONTRACT, TORT INCLUDING WITHOUT LIMITATION STRICT LIABILITY AND NEGLIGENCE, OR OTHERWISE) FOR ANY INCIDENTAL, SPECIAL, PUNITIVE, CONSEQUENTIAL OR OTHER EXTRAORDINARY DAMAGES RESULTING FROM OR ARISING UNDER THIS AGREEMENT INCLUDING WITHOUT LIMITATION THE EXERCISE OF THE RIGHTS GRANTED IN THIS AGREEMENT, THE USE OF PATENT RIGHTS OR TECHNICAL INFORMATION, OR THE MANUFACTURE, SALE OR USE OF LICENSED PRODUCTS.

             5.2.3 Further Limitations. Nothing in this Agreement shall be construed as:

                   (a) a warranty or representation by AutoImmune as to the
             validity or scope of any Patent Rights; or

                   (b) a warranty or representation that anything made, used, sold or otherwise disposed of under the rights granted in this Agreement is or will be free from infringement of a third-party patent or other proprietary right; or

                   (c) a warranty or representation that any of the Technical
             Information has not been, or may not hereafter be, developed independently by a Third Party; or

                   (d) conferring by implication, estoppel or otherwise any
             license or other right under patents or technology of AutoImmune.

                              ARTICLE 6. INDEMNITY

         6.1 Licensee Indemnity Obligations. Licensee agrees to defend, indemnify and hold AutoImmune, its Affiliates and their respective directors, officers, employees and agents harmless against any and all claims, suits, losses, judgments, liabilities, damages, costs and fees (including but not limited to reasonable attorneys' fees) and expenses resulting from or arising

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out of (a) the breach by Licensee of its representations and warranties in
Article 5 or any other breach of this Agreement; (b) actual or asserted violations of any applicable law or regulation by Licensee, its Affiliates or sublicensees by virtue of which the Licensed Products manufactured, distributed or sold shall be alleged or determined to be adulterated, misbranded, mislabeled or otherwise not in compliance with such applicable law or regulation; (c) claims for personal injury, death, property damage, or monetary loss attributable to the manufacture, distribution, sale or use of the Licensed Products by Licensee, its Affiliates or sublicensees; or (d) a recall ordered by a governmental agency, or required by a confirmed failure, of Licensed Products manufactured, distributed, or sold by Licensee, its Affiliates or sublicensees.

     6.2 AutoImmune Indemnity Obligations. AutoImmune agrees to defend, indemnify and hold Licensee, its Affiliates and their respective directors, officers, employees and agents harmless against any and all claims, suits, losses, judgments, liabilities, damages, costs, fees (including but not limited to reasonable attorneys' fees) and expenses resulting from or arising out of the breach by AutoImmune of its representations and warranties in Article 5 or any other breach of this Agreement.

     6.3 Procedure. A party or any of its Affiliates or their respective employees or agents (the "Indemnitee") that intends to claim indemnification under this Article 6 shall promptly notify the other party (the "Indemnitor") of any loss, claim, damage, liability or action in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitor shall assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitor, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between the Indemnitee and the Indemnitor. The indemnity agreement in this Article 6 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld unreasonably. The failure to deliver notice to the Indemnitor within a reasonable time after the commencement of any such action shall not relieve the Indemnitor of any liability to the Indemnitee under this
Article 6. The Indemnitee and its employees and agents shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any action, claim or liability covered by this indemnification. In the event that an Indemnitee claims indemnity from the Indemnitor and the Indemnitor is finally held liable to indemnify the Indemnitee, the Indemnitor shall additionally be liable to pay the reasonable legal costs and attorneys' fees incurred by the Indemnitee in establishing its claim for indemnity. If either counsel for Licensee or counsel for AutoImmune represents both Licensee and AutoImmune in any action to be indemnified under this Article 6 or in any action under Article 3, the parties agree that they will not use that representation to disqualify that counsel in unrelated matters.

     6.4 Insurance. Licensee shall maintain appropriate product liability insurance with financially responsible insurance carriers naming AutoImmune as an additional insured with respect to development, manufacture and sales of the Licensed Products by Licensee in such amount as Licensee customarily maintains with respect to sales of its other products. Licensee shall maintain such insurance naming AutoImmune as an additional insured for so long as it continues to develop, manufacture or sell the Licensed Products, and thereafter for so long as Licensee maintains insurance for itself covering such manufacture or sales.

                     ARTICLE 7. EXPIRATION AND TERMINATION

     7.1 Termination.

         7.1.1 Termination by Either Party. Subject to the provisions of Section 7.1.2, this Agreement may be terminated by either party upon written notice to the other party (i) by reason of a material breach if the breaching party fails to remedy such breach within ninety (90) days after written notice thereof by the non-breaching party or (ii) upon bankruptcy, insolvency, dissolution, liquidation or winding up of the other party.

         7.1.2 Termination by AutoImmune. This Agreement may be terminated by AutoImmune by written notice to Licensee if Licensee ceases business operations.

     7.2 Survival. The provisions of Articles 3, 4, 5 and 6 and Sections 7.3,
8.1 and this Section 7.2 shall survive the expiration or termination of this Agreement.

     7.3 Non-Limitation of Rights. Termination of this Agreement pursuant to
Section 7.1 shall not be exclusive or prejudicial to any other rights or remedies of the non-defaulting party on account of the defaulting party's breach or default under this Agreement.

                            ARTICLE 8. MISCELLANEOUS

     8.1 Force Majeure. Neither party shall be held liable or responsible to the other party nor be deemed to have defaulted under or be in breach of this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected party, including but not limited to fire, floods, embargoes, war, acts of war (whether war is declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, act of God or acts, omissions or delays in acting by any governmental authority or the other party; provided, however, that the party so affected shall use reasonable commercial efforts to avoid or remove such causes of nonperformance, and shall continue performance hereunder with reasonable dispatch whenever such causes are removed. Either party shall provide the other party with prompt written notice of any delay or failure to perform that occurs by reason of force majeure. The parties shall mutually seek a resolution of the delay or the failure to perform as noted above.

     8.2 Assignment. This Agreement may not be assigned or otherwise transferred by Licensee without the prior written consent of AutoImmune. Any purported assignment in violation of the preceding sentence shall be void.

     8.3 Severability. Each party hereby agrees that it does not intend to violate any public policy, statutory or common laws, rules, regulations, treaty or decision of any government agency or executive body thereof of any country or community or association of countries. Should one or more provisions of this Agreement be or become invalid, the parties hereto shall substitute, by mutual consent, valid provisions for such invalid provisions which valid provisions in their economic effect are sufficiently similar to the invalid provisions that it can be reasonably assumed that the parties would have entered into this Agreement with such valid provisions. In case such valid provisions cannot be agreed upon, the invalidity of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole, unless the invalid provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the parties would not have entered into this Agreement without the invalid provisions.

     8.4 Notices. Any consent, notice or report required or permitted to be given or made under this Agreement by one of the parties hereto to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by telephone, personal delivery or courier) or courier, postage prepaid (where applicable), addressed to such other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and shall be effective upon receipt by the addressee.

     If to AutoImmune:

         AutoImmune Inc.
         1199 Madia Street
         Pasadena, CA 91103-1961
         Attn: Robert C. Bishop, Ph.D.
         Chairman of the Board, President
          and Chief Executive Officer
         Telephone: 626 792 1235
         Telecopy:  626 792 1236

     with a copy to:

         Nutter, McClennen & Fish, LLP
         One International Place
         Boston, MA 02110-2699
         Attention: Constantine Alexander, Esq.
         Telephone: 617 439-2595
         Telecopy:  617 310-9597

     If to Licensee:

         Scott A. Gubler or Mark H. Gubler
         Deseret Laboratories, Inc.
         1414 East 3850, South
         St. George, Utah 84790
         Telephone: 435-628-7876
         Telecopy:  435-673-1202

     8.5 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the choice of laws provisions thereof, provided, however, that the scope, validity and enforceability of patents shall be determined in accordance with the applicable laws of the countries in which such patents have been issued.

     8.6 Public Announcements. The parties agree that press releases and other announcements to be made by either of them in relation to this Agreement shall be subject to the written consent of the other party, which consent shall not be unreasonably withheld or delayed, except to the extent otherwise required by law. The parties will agree to issue a joint press release immediately following the execution of this Agreement, the form and content of which shall be reasonably satisfactory to both parties.

     8.7 Entire Agreement. This Agreement, together with the Exhibit hereto, contains the entire understanding of the parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written, heretofore made are expressly merged in and made a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both parties hereto.

     8.8 Headings. The captions to the several Articles and Sections hereof are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Articles and Section hereof.

     8.9 Independent Contractors. It is expressly agreed that AutoImmune and Licensee shall be independent contractors and that the relationship between the two parties shall not constitute a partnership, joint venture or agency. Neither AutoImmune nor Licensee shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior consent of the other party to do so.

     8.10 Exports. The parties acknowledge that the export of technical data, materials, or products is subject to the exporting party receiving any necessary export licenses and that the parties cannot be responsible for any delays attributable to export controls which are beyond the reasonable control of either party. AutoImmune and Licensee agree not to export or re-export, directly or indirectly, any information, technical data, the direct product of such data, samples or equipment received or generated under this Agreement in violation of any applicable export control laws or governmental regulations. AutoImmune and Licensee agree to obtain similar covenants from their licensees, sublicensees and contractors with respect to the subject matter of this Section 8.10.

     8.11 Waiver. The waiver by either party hereto of any right hereunder or the failure to perform or of a breach by the other party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other party whether of a similar nature or otherwise.

     8.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     8.13 Interpretation. The parties acknowledge and agree that: (i) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and has contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provision of this agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

       8.14 Identification of Patent Rights; Patent Marking. Where appropriate, all packaging and documentation for the Licensed Products shall include a notation acknowledging AutoImmune's patent rights in the Licensed Products. Licensee shall mark, and cause its Affiliates and sublicensees to mark, all Licensed Products made, sold or used under this Agreement, or their containers, in accordance with the applicable patent marking laws of each country in which such Licensed Products are to be sold or offered for sale.

                  [Remainder of Page Left Intentionally Blank]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

AUTOIMMUNE INC.                             COLLORAL LLC


By /s/ Robert C. Bishop                      By /s/ Scott A. Gubler
   --------------------                         -------------------
   Robert C. Bishop, Ph.D.

Title: Chairman of the Board,               Title: Manager Aug 6th 2002
       President and Chief
        Executive Officer

                                   EXHIBIT "A"

-------------------------------------------------------------------------------------------------------------------
Title                                Country          Patent           Application          Filing       Grant
                                                      Number           Number               Date         Date
-------------------------------------------------------------------------------------------------------------------
Treatment of Autoimmune              United           5,869,093        08/328,562           10/24/94      2/9/99
Diseases by Oral                     States
Administration of
Autoantigens
-------------------------------------------------------------------------------------------------------------------
Treatment of Autoimmune              United           6,019,971        08/463,946             6/5/95      2/1/00
Arthritis by Oral                    States
Administration of
Collagen
-------------------------------------------------------------------------------------------------------------------
Treatment of Autoimmune              United           5,733,547        08/461,586             6/2/95     3/31/98
Arthritis by Oral                    States
Administration of Type I
or Type III Collagen
-------------------------------------------------------------------------------------------------------------------
Treatment of Autoimmune              Australia           693232          30409/95             9/1/95     11/5/98
Diseases by Oral
Administration of
Autoantigens
-------------------------------------------------------------------------------------------------------------------
Treatment of Autoimmune              Canada           2,092,905         2,092,905           10/15/91      1/8/02
Diseases by Oral
Administration of
Autoantigens
-------------------------------------------------------------------------------------------------------------------
Treatment of Autoimmune              Norway                               P931372           10/15/91     Pending
Diseases by Oral
Administration of
Autoantigens
-------------------------------------------------------------------------------------------------------------------
Treatment of Autoimmune              South Korea         140841       701083/1993           10/15/91     3/16/98
Diseases by Oral
Administration of
Autoantigens
-------------------------------------------------------------------------------------------------------------------
Treatment of Autoimmune              EP                                92900084.2           10/15/91     Pending
Diseases by Oral
Administration of
Autoantigens
-------------------------------------------------------------------------------------------------------------------
Treatment of Autoimmune              Japan              2635444          4-500704           10/15/91     4/25/97
Diseases by Oral
Administration of
Autoantigens
-------------------------------------------------------------------------------------------------------------------
Pharmaceutical                       Israel               99754             99754           10/15/91     11/5/96
Composition Containing
an Autoantigen or a
Fragment or Analogue
Thereof, forthe Treatment
-------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
of Autoimmune Arthritis
and Multiple Sclerosis
----------------------------------------------------------------------------------------------------------------------
Method for Preparation of            United    5,840,848        08/778,467           1/3/97        11/24/98
Type II Collagen                     States
----------------------------------------------------------------------------------------------------------------------
Method for Preparation of            EP                         97903850.2           1/3/97         Pending
Type II Collagen
----------------------------------------------------------------------------------------------------------------------
Method for Preparation of            Canada                      2,238,439           1/3/97         Pending
Type II Collagen
----------------------------------------------------------------------------------------------------------------------
Method for Preparation of            Australia    705719          18319/97           1/3/97          9/2/99
Type II Collagen
----------------------------------------------------------------------------------------------------------------------
Method for Preparation of            Japan                        9-515334           1/3/97         Pending
Type II Collagen
----------------------------------------------------------------------------------------------------------------------
Title                                Country   Patent           Application         Filing         Grant
                                               Number           Number              Date           Date
----------------------------------------------------------------------------------------------------------------------
Method for Preparation of            Israel                         124834           1/3/97         Pending
Type II Collagen
----------------------------------------------------------------------------------------------------------------------
Method of Treating                   United    5,399,347        07/951,565          9/25/92         3/21/95
Rheumatoid Arthritis with            States
Type II Collagen
----------------------------------------------------------------------------------------------------------------------
Method of Treating                   United    5,843,445        08/124,985          9/21/93         12/1/98
Rheumatoid Arthritis with            States
Type II Collagen
----------------------------------------------------------------------------------------------------------------------
Method of Treating                   United    5,783,188        08/480,180           6/7/95         7/21/98
Rheumatoid Arthritis with            States
Type Collagen Peptide
Fragments Containing
Repeating Sequences
----------------------------------------------------------------------------------------------------------------------
Method of Treating                   United    5,720,955        08/480,137           6/7/95         2/24/98
Rheumatoid Arthritis with            States
Soluble Collagen
----------------------------------------------------------------------------------------------------------------------
Use of an Active                     Israel       107050            107050          9/20/93          4/2/00
Fragment or an Active
Analog of Collagen in the
Preparation of a
Medicament for Treating
Rheumatoid Arthritis
----------------------------------------------------------------------------------------------------------------------
Method of Treating                   Japan                        6-509198          9/24/93         Pending
Rheumatoid Arthritis with
Type II Collagen
----------------------------------------------------------------------------------------------------------------------
Method of Treating                   Israel                         110899           9/8/94         Pending
Rheumatoid Arthritis with
Type II Collagen
----------------------------------------------------------------------------------------------------------------------
Method of Treating                   United    5,856,446        08/675,886           7/5/96          1/5/99
Rheumatoid Arthritis with            States
Low Dose Type II
Collagen
----------------------------------------------------------------------------------------------------------------------

                                       2